EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-88012) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., the Registration Statement (Form S-8, No. 333-41871) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., the Registration Statement (Form S-8, No. 333-62380) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., the Registration Statement (Form S-3, No. 333-75265) pertaining to the resale of stock in connection with the acquisition of Control Software, Inc., the Registration Statement (Form S-8, No. 333-41869) pertaining to the 1997 Director Stock Option Plan of MAXIMUS, Inc., the Registration Statement (Form S-8, No. 333-41867) pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc., the Registration Statement (Form S-8, No. 333-75263) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., and the Registration Statement (Form S-8, No. 333-122711) pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc. of our report dated November 22, 2005, with respect to the consolidated financial statements of MAXIMUS, Inc., and our report dated November 22, 2005, with respect to MAXIMUS, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of MAXIMUS, Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2005.

/s/ Ernst & Young LLP

McLean, Virginia
December 9, 2005